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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 18, 1999  (June 4, 1999)


                                 Great Pines Water Company, Inc.
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       (Exact name of small business issuer as specified in its charter)


           Texas                    1-12130                  76-0203752
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(State or other jurisdiction      (Commission             (I.R.S. Employer
       of incorporation)          File Number)           Identification No.)


600 N. Shepherd, Suite #303 Houston, Texas                        77007
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 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code      (713) 864-6688


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         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS

On June 4, 1999, Great Pines Water Company, a Texas corporation (the "Company") was merged (the "Merger") with and into Suntory Acquisition Corp., a Texas corporation ("Merger Sub") and a wholly owned subsidiary of Suntory Water Group, a Delaware corporation ("Suntory"), in accordance with the terms of the Agreement and Plan of Merger, dated April 1, 1999, among the Company, Suntory and Merger Sub (the "Merger Agreement"). Pursuant to the Merger Agreement, each outstanding share of common stock of the Company, par value $.01 per share ("Shares"), other than Shares owned by Suntory, Merger Sub, the Company or any of their respective subsidiaries or held in the Company's treasury and Shares as to which the holders thereof have exercised their dissenters' rights under Texas law, were converted into the right to receive $5.87 in cash, without interest, plus a portion of the net proceeds, if any, received by the Company from a trust established to hold a lawsuit involving the Company.

A copy of the Registrant's recent press release relating to the Merger is filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed with this report on Form 8-K:

10.1 Agreement and Plan of Merger, dated April 1, 1999, among the Company, Suntory and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed April 14, 1999).

99.1 Press Release dated June 7, 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    Great Pines Water Company, Inc.

Date: June 18, 1999                 By: /s/ Kevin F. Vigneaux
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                                    Kevin F. Vigneaux
                                    Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)

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